Exhibit 13.7

10/2/2020 SI CRM

seedinvest Upcoming Webinar


$172.38
BUY PUTS
BUY CALLS
Twitter Inc.
EVERYONE
NEWS
ME
$2.50

Learn more about Gatsby & GROUNDFLOOR, platforms promoting access to alternative investments for all

Alternative investments are defined as any investments made in asset classes other than traditional stocks, bonds, and cash (these include private equity or venture capital, hedge funds, real property, commodities, and tangible assets). A PwC report released earlier this year projected investing in alternatives would become more mainstream, growing to at least $13 trillion in 2020, up from $6.4 trillion in 2012.

Two companies on SeedInvest - Gatsby and GROUNDFLOOR - are aiming to democratize and simplify the alternative investment space.

- **GROUNDFLOOR** is a wealthtech platform that offers high-yield, short-term, real estate debt investments directly to the general public. Learn more.
- **Gatsby** is building a simple, social, and gamified options platform for a new generation of traders. Learn more.

Join us for a **webinar next Tuesday, October 6th at 4pm ET** featuring GROUNDFLOOR's CEO Brian Dally & Gatsby's CEO Ryan Belanger-Saleh as they pitch the businesses and answer questions from investors.

https://crm.private.seedinvest.com/email_campaigns/email_campaign/7800 1/2

10/2/2020 SI CRM https://crm.private.seedinvest.com/email_campaigns/email_campaign/7800 2/2 REGISTER Questions? Email us. We're happy to help. You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving invitations to events, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account. Gatsby is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Gatsby: https://www.seedinvest.com/gatsby Groundfloor is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Groundfloor: https://www.seedinvest.com/groundfloor Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

10/2/2020 SI CRM

seedinvest Upcoming Webinars

Hi James,

We're excited to invite you to four upcoming webinars. Tune in for the opportunity to hear from companies and ask questions to management. Register via the links below.

- **Vivid Genomics** I Wednesday, September 30th at 4pm ET
- **SeedInvest 101** I Thursday, October 1st at 2pm ET
- **Reg A+ Monthly** I Thursday, October 1st at 4pm ET
- **Gatsby & GROUNDFLOOR - Alternative Investments for All** I Tuesday, October 6th at 4pm ET

Regards,

The SeedInvest Team

Questions? Email us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving invitations to events, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Vivid Genomics is offering securities under Rule 506(c) of Regulation D through SI Securities. Additional information may be obtained from: Vivid Genomics: https://www.seedinvest.com/vivid.genomics

Gatsby is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no

https://crm.private.seedinvest.com/email_campaigns/email_campaign/7809 1/2

10/2/2020 SI CRM https://crm.private.seedinvest.com/email_campaigns/email_campaign/7809 2/2 obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Gatsby: https://www.seedinvest.com/gatsby Groundfloor is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Groundfloor: https://www.seedinvest.com/groundfloor Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

10/2/2020 SI CRM https://crm.private.seedinvest.com/email_campaigns/email_campaign/7855 1/2 Reg A+ Webinar Hi James, Thanks for your interest in SeedInvest's October Reg A+ webinar. If you were not able to make it or still have questions for the companies that presented, you can learn more via the links below. For your convenience, here is the list of companies in the order they presented: Gatsby | Options trading platform for a new generation of traders 20/20 GeneSystems | AI-powered diagnostics for cancer & COVID-19 Caliber | Real estate investment company that makes alternative access simple Miso Robotics | Artificially intelligent robots making food efficiently & consistently Cytonics | Diagnostics and therapeutics for osteoarthritis Good Earth Organics | Certified organic potting soils & nutrients for toxin-free cannabis GROUNDFLOOR | Wealthtech platform offering real estate investments to everyone Questions? Email Us. We're happy to help.

10/2/2020 SI CRM https://crm.private.seedinvest.com/email_campaigns/email_campaign/7855 2/2 You are receiving this because you are a registered user on SeedInvest. If you would like to stop receiving campaign reminders, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account. Miso Robotics, 20/20 GeneSystems, Caliber, Groundfloor, The Good Earth Organics, Inc., and Cytonics are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Miso Robotics: https://www.seedinvest.com/miso.robotics, 20/20 GeneSystems: https://www.seedinvest.com/2020.genesystems, Caliber: https://www.seedinvest.com/calibercos, Groundfloor: https://www.seedinvest.com/groundfloor, The Good Earth Organics, Inc.: https://www.seedinvest.com/goodearthorganics, Cytonics: https://www.seedinvest.com/cytonics Gatsby is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Gatsby: https://www.seedinvest.com/gatsby Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.